UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 31, 2014

Geeknet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11216 Waples Mill Road, Suite 100
Fairfax, VA 22030
(Address of principal executive offices, including zip code)

(877) 433-5638
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

On August 1, 2014 (the “Closing Date”), Geeknet, Inc. (the “Company”) and Geeknet Acquisition Co., a wholly owned subsidiary of the Company (“Geeknet Acquisition”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Treehouse Brand Stores, LLC (“Treehouse”) and Jed Seigle, the sole manager and 98% owner of Treehouse (Mr. Seigle, collectively with Treehouse, the “Seller Parties”), pursuant to which Geeknet Acquisition purchased substantially all the assets of Treehouse and assumed certain related liabilities.

In accordance with the terms of the Asset Purchase Agreement, the Company paid Treehouse $1,500,000 in initial cash consideration on the Closing Date.  In addition, the Company will pay Treehouse up to an additional $2,000,000 in cash earn-out payments based on the achievement of certain specified performance metrics through 2015. On the Closing Date, Geeknet Acquisition executed an employment agreement with Mr. Seigle and Geeknet granted Mr. Seigle $250,000 of restricted stock units and $250,000 of stock options in respect of Geeknet common stock, which each vest over three years subject to Mr. Seigle’s continued employment.

The Asset Purchase Agreement contains customary representations, warranties and covenants.  Subject to certain exceptions and limitations, each party has agreed to indemnify the other for breaches of representations, warranties and covenants and other specified matters.  The Asset Purchase Agreement also contains covenants requiring the Company to offer employment to certain employees of Treehouse and covenants restricting the Seller Parties, for a period of three years after the Closing Date, from competing with the Treehouse business (as operated by the Company) and from soliciting any of the Company’s suppliers, customers or employees.  The Company also agreed to use commercially reasonable efforts to cause the Treehouse business to remain located substantially in Denver, Colorado until December 31, 2015.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The Asset Purchase Agreement and the above description of the Asset Purchase Agreement have been included to provide investors and securityholders with information regarding the terms of the Asset Purchase Agreement.  They are not intended to provide any other factual information about the Company, Geeknet Acquisition, the Seller Parties or any of their respective subsidiaries and affiliates.  The Asset Purchase Agreement contains representations, warranties and covenants of the Company and Geeknet Acquisition, on the one hand, and the Seller Parties, on the other hand, made solely for the benefit of the other.  The assertions embodied in those representations and warranties and the obligations embodied in those covenants are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Asset Purchase Agreement.  The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and covenants set forth in the Asset Purchase Agreement.  Moreover, the representations and warranties in the Asset Purchase Agreement were made for the purpose of allocating risk between the Company and Geeknet Acquisition, on the one hand, and the Seller Parties, on the other hand, instead of establishing these matters as facts.  Investors and securityholders are not third-party beneficiaries under the Asset Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On July 31, 2014, the Board of Directors of the Company amended the Company’s Bylaws, effective immediately, to, among other changes, add a new Article VI which provides that, unless the Company consents in writing to the selection of an alternative forum, the courts of the State of Delaware will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or the Company’s Bylaws (as either may be amended from time to time), and (d) any action asserting a claim governed by the internal affairs doctrine.

The amendment is designed to save the Company and its stockholders from the increased expense of defending against duplicative litigation brought in multiple courts, and also to provide that claims involving Delaware law are decided by Delaware courts.

The Bylaws as amended are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.  The foregoing description of the amendment is qualified in its entirety by reference to the full text of the Bylaws.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired

Any financial statements to be filed in response to this Item 9.01(a) with respect to the transaction described in Item 2.01 herein will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information

Any pro forma financial information to be filed in response to this Item 9.01(b) with respect to the transaction described in Item 1.01 herein will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Asset Purchase Agreement by and among Geeknet, Inc., Geeknet Acquisition Co., Treehouse Brand Stores, LLC and Jed Seigle, dated August 1, 2014.
3.1	Bylaws of Geeknet, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEEKNET, INC. a Delaware corporation

By:	/s/ Kathryn McCarthy
Kathryn McCarthy President and Chief Executive Officer

Date: August 6, 2014